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                            WYLE ELECTRONICS BYLAWS







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                            WYLE ELECTRONICS BYLAWS


                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I

                               GENERAL PROVISIONS



Section                Title                                        Page
----------   --------------------------                             ----

1.01         Principal Executive Office                               1
1.02         Number of Directors                                      1


                                   ARTICLE II

                            SHARES AND SHAREHOLDERS


Section                Title                                        Page
-------      ----------------------------                           ----

2.01         Meetings of Shareholders                                 1
               (a)  Place of Meetings                                 1
               (b)  Annual Meetings                                   1
               (c)  Special Meetings                                  2
               (d)  Notice of Meetings                                2
               (e)  Notice of Shareholder Business
                     and Nominations                                  3
               (f)  Adjourned Meeting and Notice Thereof              5
               (g)  Waiver of Notice                                  5
               (h)  Quorum                                            6
2.02         Action Without a Meeting                                 6
2.03         Voting of Shares                                         6
               (a)  In General                                        7
               (b)  Cumulative Voting                                 7
               (c)  Election by Ballot                                7
2.04         Proxies                                                  7
2.05         Inspectors of Election                                   7
               (a)  Appointment                                       7
               (b)  Duties                                            8
2.06         Record Date                                              8
2.07         Share Certificates                                       9
               (a)  In General                                        9
               (b)  Two or More Classes or Series                     9
               (c)  Special Restrictions                             10
2.08         Lost, Stolen or Destroyed Certificates                  10
2.09         Certificateless Shares                                  10

                                  ARTICLE III

                                   DIRECTORS



Section                    Title                                       Page
-------      ----------------------------------                        ----

3.01         Powers                                                     11
3.02         Committees of the Board                                    11
3.03         Election and Term of Office                                12
3.04         Vacancies                                                  13
3.05         Removal                                                    13
3.06         Resignation                                                13
3.07         Meetings of the Board of Directors                         13
               (a)  Regular Meetings                                    13
               (b)  Organization Meeting                                13
               (c)  Special Meetings                                    14
               (d)  Notice of Meetings                                  14
               (e)  Adjournment                                         14
               (f)  Place of Meeting                                    14
               (g)  Presence by Conference Telephone Call               14
               (h)  Quorum                                              14
3.08         Action Without Meeting                                     14
3.09         Committee Meetings                                         15

                                   ARTICLE IV

                                    OFFICERS

Section                    Title                                       Page
-------      ----------------------------------                        ----

4.01         Officers                                                   15
4.02         Elections                                                  15
4.03         Other Officers                                             15
4.04         Resignation                                                15
4.05         Chief Executive Officer                                    15


                                      iii
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                                   ARTICLE V

                                 MISCELLANEOUS



Section                       Title                                   Page
-------      ---------------------------------------                  ----

5.01         Records and Reports                                       16
               (a)  Books of Account and Proceedings                   16
               (b)  Annual Report                                      16
5.02         Representation of Shares of Other Corporations            16
5.03         Indemnification and Insurance                             16
5.04         Construction and Definitions                              17


                                   ARTICLE VI

                                   AMENDMENTS


Section                       Title                                   Page
-------      ---------------------------------------                  ----

6.01         Power of Shareholders                                     17
6.02         Power of Directors                                        18


                                       iv
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                         BYLAWS FOR THE REGULATION OF
                               WYLE ELECTRONICS,
                            a California corporation


                                   ARTICLE I

                               GENERAL PROVISIONS

     Section 1.01  Principal Executive Office.  The principal executive
                        --------------------------
office of the corporation shall be located at 15370 Barranca Parkway, Irvine, California 92718. The Board of Directors shall have the power to change the principal office to another location and may fix and locate one or more subsidiary offices within or without the State of California.

     Section 1.02  Number of Directors.  The affairs of the Corporation
                        -------------------
shall be managed by a Board of Directors consisting of not less than 7 nor more than 12 Directors. The exact number of Directors within the limits specified shall be 12 until changed by an amendment to these bylaws duly adopted by the Board of Directors or by the shareholders. Such indefinite number may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to these bylaws duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.



                                  ARTICLE II

                            SHARES AND SHAREHOLDERS

     Section 2.01  Meetings of Shareholders.
                   ------------------------

     (a)  Place of Meetings.  Meetings of shareholders shall be held at any
          -----------------
place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholder meetings shall be held at the principal executive office of the corporation.

     (b)  Annual Meetings.  An annual meeting of the shareholders of the
          ---------------
corporation shall be held at 10:30 a.m. on the second Tuesday of June of each year or at such other time and date as may be designated by the Board of Directors; provided, however, that should said day fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected and any other proper business may be transacted.

     (c)  Special Meetings.  Special meetings of the shareholders may be called
          ----------------
by the Board of Directors, the chairman of the board, the president or by the holders of shares entitled to cast not less than 10% of the votes at the meeting.

     (d)  Notice of Meetings.  Notice of any shareholders' meeting shall be
          ------------------
given not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and
(i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

     If action is proposed to be taken at any meeting, which action is within Sections 310, 902, 1201, 1900 or 2007 of the General Corporation Law, the notice shall also state the general nature of that proposal.

     Notice of a shareholders' meeting shall be given either personally or by first-class mail (or, so long as the corporation has outstanding shares held of record by 500 or more persons on the record date for the meeting, by third-class mail) or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office if located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

     (e) Notice of Shareholder Business and Nominations.
         ----------------------------------------------

          A.   Annual Meetings of Shareholders.
               -------------------------------

          (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

          (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          B.   Special Meetings of Shareholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

          C.  General.
              -------

          (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any right of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          (4) Nothing in this bylaw is intended to provide any additional rights to shareholders other than rights to which the shareholders are already entitled by law."

     (f)  Adjourned Meeting and Notice Thereof.  Any meeting of shareholders may
          ------------------------------------
be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     (g)  Waiver of Notice.  The transactions of any meeting of shareholders,
          ----------------
however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted at or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subparagraph (d) of Section 2.01 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     (h)  Quorum.  The presence in person or by proxy of persons entitled to
          ------
vote a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Except as provided in the following paragraph, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

     Section 2.02  Action Without a Meeting.  No action required to be taken or
                   ------------------------
which may be taken by shareholders at any annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding any other provision of these bylaws to the contrary, any amendment, repeal, alteration or change of or to this Section 2.02 shall require the affirmative vote of the holders of shares representing at least eighty percent (80%) of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

     Section 2.03  Voting of Shares.
                   ----------------

     (a)  In General.  Except as otherwise provided in the Articles of
          ----------
Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.

     (b)  Voting.  At any election of directors, no shareholder shall be
          ------
entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast). In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no effect.

     (c)  Election by Ballot.  Elections for directors need not be by ballot
          ------------------
unless a shareholder demands election by ballot at the meeting and before the voting begins.

     Section 2.04  Proxies.  Every person entitled to vote shares of this
                   -------
corporation may authorize another person or persons to act by proxy with respect to such shares by delivering to the corporation a written authorization signed by the shareholder or the shareholder's attorney in fact giving such other person or persons power to vote with respect to the shares of such shareholder. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) before the vote pursuant to that proxy, it is revoked by the person executing it: by a writing delivered to the corporation stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or by attendance at the meeting and voting in person by the person executing the proxy; or (ii) before the vote pursuant to that proxy is counted, written notice of the death or incapacity of the maker of that proxy is received by the corporation; provided, however, that, unless otherwise provided in the proxy, no proxy shall be valid after the expiration of 11 months from the date of the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the General Corporation Law.

     Section 2.05  Inspectors of Election.
                   ----------------------

     (a)  Appointment.  In advance of any meeting of shareholders the board may
          -----------
appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.

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

The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

     (b)  Duties.  The inspectors of election shall determine the number of
          ------
shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     Section 2.06  Record Date.  In order that the corporation may determine the
                   -----------
shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:

     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

     (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

     Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the General Corporation Law.

     Section 2.07  Share Certificates.
                   ------------------

     (a)  In General.  The corporation shall issue a certificate or certificates
          ----------
representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     (b)  Two or More Classes or Series.  If the shares of the corporation are
          -----------------------------
classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

          (1) A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof; or

          (2) A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or

          (3) A statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in subparagraph (1).

     (c)  Special Restrictions.  There shall also appear on the certificate
          --------------------
(unless stated or summarized under subparagraph (1) or (2) of subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:

          (1) The fact that the shares are subject to restrictions upon transfer.

          (2) If the shares are assessable, a statement that they are assessable.

          (3) If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon.

          (4) The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation.

          (5) The fact that the shares are redeemable.

          (6) The fact that the shares are convertible and the period for conversion.

     Section 2.08  Lost, Stolen or Destroyed Certificates.  The corporation may
                   --------------------------------------
issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 2.09  Certificateless Shares.  Notwithstanding any other provisions
                   ----------------------
of this Article II, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, in compliance with and as provided under Section 416(b) of the General Corporation Law.

                                  ARTICLE III

                                   DIRECTORS

     Section 3.01  Powers.  Subject to the provisions of the General Corporation
                   ------
Law and the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.

     Section 3.02  Committees of the Board.  The board may, by resolution
                   -----------------------
adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

     (a) The approval of any action which also requires, under the General Corporation Law, shareholders' approval or approval of the outstanding shares.

     (b)  The filling of vacancies on the board or in any committee.

     (c) The fixing of compensation of the directors for serving on the board or on any committee.

     (d)  The amendment or repeal of bylaws or the adoption of new bylaws.

     (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable.

     (f) A distribution (within the meaning of the General Corporation Law) to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the board.

     (g) The appointment of other committees of the board or the members thereof.

     Section 3.03  Election and Term of Office.  In the event that the
                   ---------------------------
authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 1996, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 1997 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 1998. At each annual meeting, commencing with the annual meeting to be held during fiscal year 1996 each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

     In the event that the authorized number of directors shall be fixed with at least seven (7) but less than nine (9), the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

     Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     This section only may be amended or repealed by the approval of the Board of Directors and the outstanding shares (as defined as a single class, notwithstanding Section 903 of the California General Corporation Law.

     Section 3.04  Vacancies.  Except for a vacancy created by the removal of a
                   ---------
director, vacancies on the board may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with the General Corporation Law or (c) a sole remaining director. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

     The board shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     Section 3.05  Removal.  Any or all of the directors may be removed without
                   -------
cause if such removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

     Section 3.06  Resignation.  Any director may resign effective upon giving
                   -----------
written notice to the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 3.07  Meetings of the Board of Directors.
                   ----------------------------------

     (a)  Regular Meetings.  Regular meetings of the board may be held as
          ----------------
provided in these bylaws or by the board. Such meetings may be held without notice if the time and place of such meetings are fixed by these bylaws or the board.

     (b)  Organization Meeting.  Immediately following each annual meeting of
          --------------------
shareholders, the board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meetings is hereby dispensed with.

     (c)  Special Meetings.  Special meetings of the board may be called by the
          ----------------
chairman of the board or the president or any vice president or the secretary or any two directors. Special meetings shall be held upon 4 days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph.

     (d) Notice of Meetings.  A notice, or waiver of notice, need not specify
         ------------------
the purpose of any regular or special meeting of the board. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     (e)  Adjournment.  A majority of the directors present, whether or not a
          -----------
quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

     (f)  Place of Meeting.  Meetings of the board may be held at any place
          ----------------
within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the board.

     (g)  Presence by Conference Telephone Call.  Members of the board may
          -------------------------------------
participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

     (h)  Quorum.  A majority of the authorized number of directors constitutes
           ------
a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 3.08  Action Without Meeting.  Any action required or permitted to
                   ----------------------
be taken by the board may be taken without a meeting if all members of the board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 3.09  Committee Meetings.  The provisions of Sections 3.07 and 3.08
                   ------------------
of these bylaws apply also to committees of the board and action by such committees, mutatis mutandis.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.01  Officers.  The officers of the corporation shall consist of a
                   --------
chairman of the board or a president, or both, a secretary, a chief financial officer and such additional officers as may be elected or appointed in accordance with Section 4.03 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

     Section 4.02  Elections.  All officers of the corporation, except such
                   ---------
officers as may be otherwise appointed in accordance with Section 4.03, shall be chosen by the board and serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     Section 4.03  Other Officers.  The board, at its discretion, may appoint,
                   --------------
or empower the chairman of the board or president to appoint, one or more vice presidents, assistant secretaries, assistant treasurers or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the board or the chairman of the board or president may from time to time determine.

     Section 4.04  Resignation.  Any officer may resign at any time by giving
                    -----------
written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 4.05  Chief Executive Officer.  The chairman of the board or
                   -----------------------
president, as designated by the board, shall be the general manager and chief executive officer of the corporation.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.01  Records and Reports.
                   -------------------

     (a)  Books of Account and Proceedings.  The corporation shall keep adequate
          --------------------------------
and correct books and records of account and shall keep minutes of the proceedings of its shareholders, board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

     (b)  Annual Report.  An annual report shall be sent to the shareholders of
          -------------
this corporation not later than 120 days after the close of the fiscal year and at least 15 (or, if sent by third-class mail, 35) days prior to the annual meeting of shareholders to be held during the next fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by a report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall also include such further statements required by law applicable to the corporation from time to time.

     Section 5.02  Representation of Shares of Other
                   ---------------------------------
                   Corporations.
                   ------------

     The chairman of the board, if any, president or any vice president of this corporation, or any person authorized to do so by the chairman of the board, president or any vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation may be exercised either in person or by proxy.

     Section 5.03  Indemnification and Insurance.
                   -----------------------------

     (a) This corporation shall have the power to indemnify and hold harmless each "agent" of the corporation, as the term "agent" is defined in Section 317(a) of the General Corporation Law, from and against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in Section 317(a)) to the full extent permitted by applicable law. The corporation shall have the power to advance to its agents expenses incurred in defending any proceeding prior to the final disposition thereof to the full extent and in the manner permitted by applicable law.

     (b) Any indemnification granted under this section, for any person referred to in paragraph (a) above, shall create a right of indemnification whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this section, and in the event of death such right shall extend to such person's legal representatives. Any right of indemnification given hereby shall not be exclusive of any other rights such person may have, whether by law or under any agreement, insurance policy, vote of directors or shareholders or, without limitation, otherwise.

     (c) The corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability.

     Section 5.04  Construction and Definitions.  Unless the context otherwise
                   ----------------------------
requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


                                  ARTICLE VI

                                  AMENDMENTS

     Section 6.01  Power of Shareholders.  Bylaws may be adopted, amended
                        ---------------------
or repealed by the affirmative vote of the outstanding shares entitled to vote. Such approval shall include the affirmative vote of a majority of the outstanding shares of each class or series entitled, by any provision of the Articles of Incorporation, these bylaws or the General Corporation Law, to vote as a class or series on the subject matter being voted upon and shall also include the affirmative vote of such greater proportion of the outstanding shares of any class or series if such greater proportion is required by the Articles of Incorporation, these bylaws or the General Corporation Law.

     Section 6.02  Power of Directors.  Bylaws may be adopted, amended or
                        ------------------
repealed by the approval of the board, except that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted in accordance with Section 6.01.

                            CERTIFICATE OF SECRETARY



          I, the undersigned, do hereby certify:

          1. That I am the elected and acting Secretary of Wyle Electronics, a California corporation; and

          2. That the foregoing bylaws, comprising 18 pages, constitute the bylaws of said corporation as adopted by the Board of Directors of the corporation and amended through May 9, 1995.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this 9th day of May, 1995.



                                      /s/ Stephen D. Natcher
                                   --------------------------------
                                         Stephen D. Natcher

[Seal]